UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2017

CORVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102 Burlingame, CA 94010
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On January 3, 2017, the Board of Directors (the “Board”) of Corvus Pharmaceuticals, Inc., a Delaware corporation (“Corvus” or the “Company”) approved, by means of a written consent in lieu of special meeting and upon the recommendation of the nominating and corporate governance committee of the Board, an action to increase the size of the Board from six directors to seven directors and elected Ian T. Clark as a director to fill the vacancy created by the increase to the size of the Board and as a member of the compensation committee and nominating and corporate governance committee of the Board.  Mr. Clark will serve as a Class III director with a term of office commencing on January 3, 2017 and expiring at the Company’s 2018 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

                Mr. Clark will be entitled to compensation for his services as a director in accordance with the Company’s compensation program for non-employee directors (the “Director Plan”), including a $35,000 annual retainer for service as a Board member, a supplemental annual retainer of $6,000 for service as a member of the compensation committee, and a supplemental annual retainer of $4,000 for service as a member of the nominating and corporate governance committee.  In connection with his appointment to the Board, Mr. Clark was automatically granted an initial option to purchase 30,000 shares of Common Stock (the “Initial Grant”) on the date of his appointment to the Board pursuant to the Company’s 2016 Equity Incentive Award Plan (the “Plan”).  The Initial Grant vests as to 1/3 of the shares subject to the Initial Grant on each yearly anniversary following the grant date, subject to continued service through each applicable vesting date.  As a non-employee director, Mr. Clark is also eligible for annual grants to purchase 15,000 shares of Common Stock (the “Annual Grant”), which annual options vest as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date.  All equity awards, including any Initial Grants and Annual Grants, held by the Company’s non-employee directors will vest in full immediately prior to the occurrence of a change in control.  All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant.  The foregoing description of the Director Plan is a summary of the material terms thereof and is qualified in its entirety by reference to the Director Plan, which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 on January 4, 2016 and is incorporated by reference herein.

                In connection with Mr. Clark’s appointment to the Board, the Company will enter into an indemnification agreement with Mr. Clark (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders.  The Indemnification Agreement, among other things, requires the Company to indemnify Mr. Clark to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Mr. Clark’s services as a director.  The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 on January 4, 2016 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

                On January 3, 2017, the Company issued a press release announcing the election of Ian T. Clark to the Company’s Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

                Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: January 3, 2017	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled, “Corvus Pharmaceuticals Names Ian T. Clark, Former Genentech Chief Executive Officer, to Board of Directors” dated January 3, 2017.